UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 7, 2014, the Board of Directors of Clayton Williams Energy, Inc. (the “Company”) adopted an amendment to the Company’s Financial Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Offer, Vice President - Accounting or Chief Accounting Officer and other senior financial officers of the Company to reflect the Company’s transition to the New York Stock Exchange from the NASDAQ Marketplace and to make certain other technical and non-substantive revisions.  A copy of the Financial Code of Ethics as amended is available on the Company’s website at www.claytonwilliams.com under the Investor Relations tab.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on Wednesday, May 7, 2014 at 1:00 p.m. central time in Midland, Texas. Holders of an aggregate of 12,165,536 shares of the Company’s common stock at the close of business on March 13, 2014 were entitled to vote at the meeting, of which 11,820,341, or approximately 97%, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:

Proposal #1 - Elect two directors for a term of three years, such term to continue until the annual meeting of shareholders in 2017 and until such director’s successor is duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Parker	10,413,937	609,758	796,646

Jordan R. Smith	10,254,711	768,984	796,646

Proposal #2 - Advise the Audit Committee on the selection of KPMG LLP as the Company’s independent auditors for 2014.

Votes For	Votes Against	Abstentions
11,803,563	16,045	733

Proposal #3 - The adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s annual proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,949,287	72,538	1,870	796,646

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	May 8, 2014	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and
Chief Operating Officer

Date:	May 8, 2014	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer